EXHIBIT 8.1

Skadden, Arps, Slate, Meagher & Flom LLP

June 6, 2005

Global Signal Inc.
301 North Cattlemen Road
Suite 300
Sarasota, FL 34232

Re: Federal Income Tax Matters.

Ladies and Gentlemen:

We have acted as special tax counsel to Global Signal Inc., a Delaware Corporation formerly known as Pinnacle Holdings Inc. ("Global Signal," and, together with its Subsidiaries, the "Company"), in connection with the offering for sale, from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of Global Signal, with an aggregate public offering price of up to $1,000,000,000: common stock, preferred stock, depositary shares, debt securities and warrants, as described in a registration statement on Form S-3 filed with the Commission (such offering, the "Offering," and such registration statement, the "Registration Statement").

You have requested our opinion concerning the qualification of Global Signal as a real estate investment trust ("REIT") for Federal income tax purposes from November 1, 2002 through the date hereof.

The Company has provided to us, and we have reviewed, certain documents (collectively, the "Documents") that we have deemed necessary or appropriate as a basis for our opinion, including, without limitation: (i) organizational documents of the entities comprising the Company; (ii) the certificate executed by two duly appointed officers of Global Signal (the "Officers' Certificate") setting forth certain factual representations and covenants relating to, among other things, the actual and proposed assets and operations of Global Signal and the entities in which it holds, or has held, a direct or indirect interest; and (iii) certain schedules, memoranda, financial information and other records. For purposes of our opinion, we have not made an independent investigation of the facts, representations, and covenants set forth in the Documents. In particular, we note that Global Signal has engaged in, and may engage in, transactions in connection with which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have, consequently, assumed and relied on your representations that the information presented in the Documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinion. We have assumed that all such statements, representations, and covenants are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Documents (including facts arising after the date hereof), or any past, present, or future non-compliance with any covenants set forth therein, may affect our conclusions set forth herein. We have, at the Company's request, also assumed for purposes of our opinion that any prior legal opinions received by the Company to the effect that it was taxable as a REIT are correct. Further, in rendering our opinion, we have assumed that the Registration Statement and such other documents as we have considered accurately describe the business operations and structure and the anticipated future operations and structure of the Company.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of

Global Signal Inc.
June 6, 2005

such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following specific assumptions: (i) Global Signal and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant articles of incorporation or other organizational documents; (ii) there will be no changes in the applicable laws of the State of Delaware or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed; (iii) each of the representations contained in the Officers' Certificate are true, correct and complete, without regard to any qualifications therein as to knowledge or belief; (iv) Global Signal will comply with the covenants set forth in the Officers' Certificate; and (v) each of the written agreements to which Global Signal is a party will be implemented, construed, and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder by the Treasury Department (the "Regulations"), administrative rulings, and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service, all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel's best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein.

Based solely upon and subject to the foregoing, we are of the opinion that:

1. For United States Federal income tax purposes, as of November 1, 2002, Global Signal was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation since that date has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT under the Code. Such qualification and taxation as a REIT depends upon Global Signal's having met and continuing to meet, through actual annual operating results, certain requirements, including requirements relating to distribution levels, diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Global Signal's operations for any one taxable year satisfy the requirements for taxation as a REIT under the Code.

2. Although the discussion set forth in the Registration Statement under the caption "Federal Income Tax Considerations" does not purport to discuss all possible United States Federal income tax consequences of the acquisition, holding, and disposition of the stock of Global Signal, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of certain material United States Federal income tax consequences of the acquisition, holding, and disposition of the stock by a holder who purchases such shares, subject to the qualifications set forth therein. The United States Federal income tax consequences of the acquisition, holding, and disposition of the stock by an investor will depend upon that holder's particular situation, and we express no opinion as to the completeness of the discussion set forth in "Federal Income Tax Considerations" as applied to any particular holder of stock.

Other than as expressly stated above, we express no opinion on any issue relating to Global Signal, the Company, or to any investment therein.

Global Signal Inc.
June 6, 2005

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented, or assumed herein, or of any subsequent changes in applicable law. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/   Skadden, Arps, Slate, Meagher & Flom LLP